Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-204812 on Form S-1, the incorporation by reference in the Registration Statement No. 333-205333 on Form S-8, and the incorporation by reference in Registration Statements No. 333-216316 and No. 333-216399 on Forms S-3 ASR of our reports dated March 1, 2018, relating to the consolidated and combined financial statements of Babcock & Wilcox Enterprises, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph related to the completion of the spin-off of the Company effective June 30, 2015 by The Babcock and Wilcox Company and an explanatory paragraph related to the Company’s ability to continue as a going concern) and the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2017.

/S/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 1, 2018